Exhibit 10.4

COMMERCEHUB, INC.

LEGACY STOCK OPTION PLAN

1.                                      Purpose.  The purpose of the Plan is to provide for the supplemental grant of stock options to purchase the common stock of CommerceHub, Inc., a Delaware corporation (together with any successor thereto, the “Company”) to holders of certain outstanding options issued under the Commerce Technologies, Inc. 1999 Stock Option Plan administered by Commerce Technologies, Inc. (“Commerce Technologies”) in connection with adjustments made to outstanding options of Commerce Technologies Common Stock (as defined below) as a result of the reorganization of Commerce Technologies, merger of Commerce Technologies with and into a subsidiary of the Company and the anticipated subsequent spin-off of the Company from Liberty Interactive Corporation, a Delaware corporation.

2.                                      Definitions.  As used herein:

(a)                                 “Board” means the Board of Directors of the Company.

(b)                                 “Commerce Technologies Common Stock” means shares of common stock of Commerce Technologies, Inc., par value $.001 per share.

(c)                                  “Commerce Technologies Option” means an unexercised and unexpired option to purchase Commerce Technologies Common Stock granted pursuant to the Commerce Technologies, Inc. 1999 Stock Option Plan, as amended.

(d)                                 “Committee” means the committee described in Section 3 hereof.

(e)                                  “Conversion Ratio” means 2.181694489.

(f)                                   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)                                  “Fair Market Value” of a Share on any day means (i) for Option exercise transactions effected on any third-party incentive award administration system provided by the Company, the current high bid price of a Share as reported on the consolidated transaction reporting system on the principal national securities exchange on which Shares are listed on such day or if such Shares are not then listed on a national securities exchange, then as quoted by OTC Markets Group Inc., or (ii) for all other purposes under this Plan, the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a Share on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which Shares are listed on such day or if such Shares are not then listed on a national securities exchange, then as quoted by OTC Markets Group Inc.  If for any day the Fair Market Value of a Share is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

(h)                                 “Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended.

(i)                                     “Option” means an option to purchase a Share, granted by the Company to an Optionee pursuant to Section 6 of the Plan.

(j)                                    “Option Agreement” means the agreement evidencing the grant of an Option under the Plan.

(k)                                 “Optionee” means a person who as of the Reorganization Date, holds an outstanding Commerce Technologies Option.

(l)                                     “Plan” means the CommerceHub Inc. Legacy Stock Option Plan, as set forth herein and as amended from time to time.

(m)                             “Reorganization Date” means 5:00 p.m. New York City time, on July 21, 2016.

(n)                                 “Securities Act” means the Securities Act of 1933, as amended.

(o)                                 “Shares” means shares of the Company’s Series C common stock.

3.                                      Administration

(a)                                 This Plan shall be administered solely by the Compensation Committee of the Board or such other committee of the Board as the Board shall designate to administer the Plan. A majority of the Committee shall constitute a quorum.  All determinations of the Committee shall be made by a majority of the Committee members present at a meeting of the Committee at which a quorum is present.  In the event a Committee has not been established, the Board shall be the Committee.

(b)                                 Subject to the terms of the Plan, the Committee shall have full power and authority, in its discretion, to (i) determine initially and from time to time when and to whom Options shall be granted;  (ii) grant Options on behalf of the Company;  (iii) determine the number of Shares to be covered by each Option, the exercise price for such Shares, and the available method or methods for payment of the exercise price;  (iv) set the expiration date of each Option;  (v) establish the manner, time and rate of exercise of each Option;  (vi) set the restrictions, if any, to be placed upon each Option or upon the Shares which may be issued upon the exercise of such Option;  and (vii) set such other Option terms (which need not be identical among Optionees) as it deems advisable.  Accomplishments of individuals in furthering the interests of the Company shall be the primary guide of the Committee in apportioning the number of Shares to be optioned pursuant to the Plan, but the Committee may take into consideration any position held by an Optionee, his or her compensation, and any other factors that the Committee may deem pertinent.  Determinations of the Committee on all matters referred to herein shall be final and conclusive.

(c)                                  The Committee shall also have the power and authority to construe and interpret the Plan and the respective Option Agreements entered into hereunder, and to make all other determinations necessary or advisable for administering the Plan.  The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it deems desirable.  The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable.  All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Optionee s, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them.  Except as otherwise required by the bylaws of the Company or by applicable law, no member of the Committee and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

(d)                                 The Company shall pay all of the expenses reasonably incurred by the Committee in the administration of the Plan, including professional fees.

4.                                      Eligibility.  Options under this Plan may be granted only to persons who are Optionees.

5.                                      Shares Subject to the Plan.

(a)                                 Overall Limits. Shares acquired pursuant to the exercise of Options granted under the Plan may be the Company’s authorized but unissued Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable.  Subject to adjustment in accordance with Section 13, the total number of Shares which may be issued under the Plan is 76,244 Shares.  In the event any unexercised Options lapse or terminate for any reason, the Shares covered thereby may be optioned to other persons.

(b)                                 Stock Reserve. The Company shall at all times during the duration of the Plan reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

6.                                      Option Agreements.  Options granted under the Plan shall be evidenced by Option Agreements in such form as the Committee shall from time to time approve, containing such provisions not inconsistent with the terms of the Plan and which need not be the same for all Options.

7.                                      Award of Options. Each award of Options shall be for the number of Shares equal to (i) the number of Commerce Technologies Options to which the Options relate multiplied by (ii) the Conversion Ratio, as determined by the Committee, rounded down to the nearest whole share.

8.                                      Exercise Price of Options.  The purchase price per Share under each Option shall be equal to (i) the purchase price of the applicable Commerce Technologies Option divided by (ii) the Conversion Ratio, as determined by the Committee, rounded up to the nearest cent. The Option price shall be subject to adjustment in accordance with the provisions of Section 13 hereof.

9.                                      Term.  Each Option granted hereunder shall continue for such period as the Committee may determine, not to exceed ten (10) years from the date of grant of the Commerce Technologies Option to which it relates, unless sooner terminated under the provisions of the Plan.  However, if the term of an Option expires when trading in the Shares is prohibited by law or the Company’s insider trading policy, then the term of such Option shall expire on the 30th day after the expiration of such prohibition.

10.                               Exercise of Options.

(a)                                 Time of Exercise.  Options shall be exercisable in such installments, upon fulfillment of such other conditions, and on such dates as the Committee may specify.  The Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable.

(b)                                 Method of Exercise.  Exercisable Options may be exercised, in whole or in part at any time and from time to time, up to the expiration or termination of the Option.  Exercisable Options may be exercised by giving written notice of exercise to the Company, in a form approved by the Committee.  Such notice shall specify the number of Shares to be purchased and such other information as may be required by the terms of the Optionee’s Option Agreement.  Upon the exercise of an Option, the Optionee shall make payment for the full purchase price of the Shares being purchased.

(c)                                  Manner of Payment.  The Option Agreement shall set forth, from among the following alternatives, how the Option price is to be paid:

(i)                                     in cash or its equivalent;

(ii)                                  in the withholding of Shares newly acquired by the Optionee upon exercise of such Option;

(iii)                               in Shares previously acquired by the Optionee;

(iv)                              if the Committee so determines, at or after the date of grant, and if the Optionee thereafter so requests, (i) the Company will loan the Optionee the money required to pay the Option exercise price; (ii) any such loan to an Optionee shall be made only at the time the Option is exercised; and (iii) the loan will be made on the Optionee’s personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid the imputation of interest under section 7872 of the Code, with a pledge of the Shares acquired upon exercise and including such other terms as the Committee may prescribe; or

(v)                                 the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price; or

(vi)                              in any combination of paragraphs (i), (ii), (iii), (iv) and (v) above.

In the event the Option price is paid, in whole or in part, with Shares of Company stock, the portion of the Option price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option) of the Shares so surrendered in payment of the Option price.

11.                               Termination

(a)                                 Termination for a Reason other than Death or Disability.  In the event of the Optionee’s termination of employment or service to the Company or its parent or any subsidiary for any reason (other than due to death or disability) prior to the expiration date fixed for his or her Option, such Option may be exercised, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earliest of (i) the expiration date specified in the Option Agreement, (ii) three (3) months after the date of termination if the termination was not for “cause” (as determined by the Committee, in its sole discretion) (unless the Option Agreement provides a different expiration date in the case of such a termination), and (iii) the date of such termination, if the termination was for cause (unless the Option Agreement provides a different expiration date in the case of a termination for cause).

(b)                                 Death.  If an Optionee’s termination of employment or service to the Company or its parent or any subsidiary occurs as a result of death prior to the expiration date fixed for his or her Option, or if the Optionee dies following his or her termination but prior to the earlier of (i) the expiration date fixed for his or her Option, or (ii) the expiration of the period determined under subsection (a) above or (c) below (including any extension of such period provided in the Option Agreement), such Option may be exercised, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Optionee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee.  Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Option Agreement, or (ii) three (3)

months after the date of the Optionee’s death (unless the Option Agreement provides a different expiration date in the case of death).

(c)                                  Disability.  If an Optionee becomes disabled (within the meaning of section 22(e)(3) of the Code) prior to the expiration date fixed for his or her Option, and the Optionee’s termination of employment or service to the Company or its parent or any subsidiary occurs as a consequence of such disability, such Option may be exercised, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in the Option Agreement, or (ii) twelve (12) months after the date of such termination (unless the Option Agreement provides a different expiration date in the case of such a termination).  In the event of the Optionee’s legal disability, such Option may be exercised by the Optionee’s guardian or legal representative.

12.                               Non-Transferability; Registration.  Except as provided in an Optionee’s Option Agreement, Options granted under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of the Optionee, an Option may be exercised only by the Optionee or, in the event of the Optionee’s legal disability, by the Optionee’s guardian or legal representative.  If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship.

13.                               Adjustment of Shares;  Certain Corporate Transactions

(a)                                 Share Adjustments.  In the event of a stock split, reverse stock split, stock dividend, distribution, spin-off, recapitalization, share combination or reclassification or similar change in the capitalization of the Company, adjustments shall be made by the Board, as may be deemed appropriate by the Board, in the aggregate number and kind of Shares subject to the Plan, the maximum number and kind of Shares for which Options may be granted to any one employee, the number of Shares issuable upon exercise of outstanding Options under the Plan, and the exercise price per Share under such outstanding Options.  In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of Shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Board shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment.

(b)                                 Certain Corporate Transactions.  In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation), the surviving or successor corporation shall assume each outstanding Option or substitute a new option for each outstanding Option; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company.  If the Committee decides so to terminate outstanding Options, the Committee shall give each Optionee holding an Option to be terminated not less than seven days’ notice prior to any such termination, and, at the closing of such corporate transaction, such Options shall be terminated (unless previously exercised) and the Company shall pay to each Optionee who holds an Option so terminated (except for any Option which terminated prior to the date of such closing other than by reason of such Committee action) an amount equal to the Fair Market Value of the vested Shares subject to the Option (determined as of the date of such termination) less the applicable exercise price of the Option.  Further, as provided in Section 10(a) hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction.

14.                               Government and Other Regulations.  The obligation of the Company with respect to Option s shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act with respect to all shares of the applicable series of Common Stock that may be issued to Participants under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

15.                               Withholding and Use of Shares to Satisfy Tax Obligations.  The obligation of the Company to deliver Shares upon the exercise of any Option shall be subject to applicable federal, state, and local tax withholding requirements.

If the exercise of any Option is subject to the withholding requirements of applicable federal, state or local tax law, the Committee, in its discretion, may permit or require the Optionee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold Shares subject to the exercise (or by returning previously acquired Shares to the Company); provided, however, that the Company may limit the number of Shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences.  Shares shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date the amount attributable to the exercise of the Option is includible in income by the Optionee under section 83 of the Code).

The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section 15.

16.                               Suspension or Amendment of Plan

(a)                                 The Board shall have the right, at any time, to suspend, amend or terminate the Plan, and the Committee may amend outstanding Options in any respect whatsoever.  No such amendment or suspension shall affect or impair the rights of an Optionee under any Option previously granted under the Plan.  No amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is then required pursuant to applicable legal requirements or the applicable requirements of the securities exchange on which the Shares are listed.

(b)                                 No Option may be granted under the Plan during any period of suspension or after the termination thereof.

17.                               Termination of Plan.  The Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, this Plan shall terminate on the last date that any Option granted hereunder may be exercised.

18.                               Miscellaneous

(a)                                 Rights.  Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided in the Option Agreement.  Notwithstanding any provisions of the Plan or the Option Agreement, the Company and any parent or subsidiary of the Company shall have the right, in its discretion but subject to any employment contract entered into with the Optionee, to retire the Optionee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever or for no reason.

(b)                                 Indemnification of Board and Committee.  Without limiting any other rights of indemnification which they may have from the Company and any parent or subsidiary, the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part.  Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf.  The provisions of this Section shall not give the Board or Committee members greater rights than they would have under the Company’s by-laws or New York law.

(c)                                  Application of Funds.  Any cash received in payment for Shares upon exercise of an Option shall be added to the general funds of the Company.  Any Shares received in payment for Shares upon exercise of an Option shall become treasury stock.

(d)                                 Rights as a Shareholder.  An Optionee shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the issuance of a stock certificate to him or her for such Shares.  The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

(e)                                  Section 409A. It is the intent of the Company that Options under this Plan be exempt from the application of, Section 409A of the Code and related regulations and United States Department of the Treasury pronouncements (“Section 409A”), and the provisions of this Plan will be administered, interpreted and construed accordingly.  Notwithstanding any provision in this Plan to the contrary, if any Plan provision or any Option thereunder would result in the imposition of an additional tax under Section 409A, that Plan provision and/or that Option will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Optionee’s right to an Option(s) or require the consent of the Optionee.

(f)                                   Governing Law.  The Plan shall be governed by the applicable Code provisions to the maximum extent possible.  Otherwise, the laws of the state of New York (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Optionees under, the Plan, and Options granted thereunder.